FORM 8–K  —  CURRENT REPORT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

TEKNOWLEDGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14793	94-2760916
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Embarcadero Road, Palo Alto, California 94303

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 424-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current report on Form 8-K is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective September 30, 2004, Teknowledge Corporation (the “Company”) entered into an amendment to its existing business financing agreement (the “Amendment”) with Bridge Bank (the “Bank”) that was effective September 1, 2004. Under the Amendment, Teknowledge is instructed to secure an equity or debt cash infusion in a form acceptable to Lender, resulting from a cash settlement or patent infringement lawsuit, in an amount not less than $1,000,000 on or before 12/31/2004. Included in the Amendment was a waiver of default related to the second quarter financial performance of the Company and certain other modifications related to the agreement with the Bank, which are described in item 9.01, exhibit 10.2 of this 8-K. The Amendment included a grant of 15,000 five-year warrants at $2.50 a share to the Bank.

Item 9.01.	Financial Statements And Exhibits

(c) Exhibits.

Exhibit 10.2

     Business Financing Modification Agreement

     Registration Rights Agreement

     Warrant to Purchase Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teknowledge Corporation
(Registrant)

Date: October 4, 2004	by: /s/ Dennis A. Bugbee
Dennis A. Bugbee, Vice President Finance, Chief Financial Officer